EXHIBIT 23

 Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Fifth District Bancorp, Inc. (the “Company”) of our report dated March 8, 2024 with respect to the financial statements of Fifth District Savings Bank as of and for the year ending December 31, 2023, appearing in the Company’s Prospectus included in the Registration Statement on Form S-1 (File No. 333-277776).

/s/ Elliott Davis, LLC

Franklin, Tennessee
July 31, 2024